Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-197411) and Registration Statements on Form S-8 (Registration No. 333-194875 and Registration No. 333-202394) of Alcobra Ltd. of our report dated March 4, 2016 with respect to the consolidated financial statements of Alcobra Ltd. and its subsidiary for the year ended December 31, 2015 included in this Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ Kost, Forer, Gabbay & Kasierer
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
March 4, 2016	A Member of EY Global